CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Fund Service Providers" in the Prospectus and "Disclosure of Portfolio Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our reports dated February 28, 2014, on the financial statements and financial highlights of the American Beacon International Equity Index Fund and American Beacon Small Cap Index Fund, as of and for the periods ended December 31, 2013, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 186 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ Ernst & Young LLP

Dallas, Texas

April 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 186 to Registration Statement No. 033-11387 on Form N-1A of our reports each dated February 18, 2014, relating to the financial statements and financial highlights of Master International Index Series and Master Small Cap Index Series (the “Funds”), two of the series constituting Quantitative Master Series LLC, appearing in the Annual Report on Form N-CSR of Quantitative Master Series LLC for the year ended December 31, 2013.

We also consent to the references to us under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 30, 2014